Exhibit 99.3

Dear Team Members,

I am writing you today with important news about American Dental Partners. Today we announced that ADPI has agreed to be acquired by funds affiliated with JLL Partners, Inc., a leading private equity firm, subject to certain conditions including approval by our stockholders. I am excited about this transaction and want to share what it means for our team members, our affiliated practices and dentists, and the patients we collectively serve.

This is the right time for us to return to being a private company. This transaction enables us to align with an owner who is committed to our core values, strategic goals and objectives, dedication to quality care and long-term outlook. This partnership with JLL Partners will allow us to focus even more sharply on our business and our people. Although we have fared well during these tough economic times, the reality is that the benefits of being a publicly traded company, including access to capital provided by the public markets, are being outweighed by the costly, burdensome and time intensive requirements associated with being public. Our agreement with JLL Partners was reached after careful evaluation by a special committee made up of independent members of our Board of Directors that determined this is the right path forward for us with a partner who is invested in our goals.

Importantly, this news is not expected to bring any changes to your day-to-day work or any of our ongoing initiatives. Additionally, we expect no disruptions to our business, or to our relationships with affiliated dental group practices or our other business partners. I expect that I will continue to lead the company along with the rest of the management team. We remain fully dedicated to ADPI’s future growth and will continue to strive to be the nation’s leading business partner to dental group practices.

I know that change can bring with it some anxiety, and I want to assure you that we’ll continue to invest in our people and our business. Our culture and commitment to our people have remained unchanged through ADPI’s various phases of ownership over the past 15 years. JLL Partners fully supports our focus on our core values and our dedication to building a healthy, enduring organization. JLL Partners also recognizes and believes in the value of our existing business – which I am proud to say is thanks to your tremendous dedication and hard work.

Enclosed is an FAQ intended to address the questions you may have about what this announcement means for you. Be sure to reach out to your manager if you have any further questions, but due to legal restraints associated with these types of transactions, we are limited in the information we can provide and discuss.

It is because of your many accomplishments that we were able to attract such a strong partner who recognizes our company’s value and bright future. Thank you for all you do.

[CEO signature]

Additional Information and Where to Find It:

This communication may be deemed to be solicitation material in respect of the proposed Merger. In connection with the proposed transaction, the Company intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT MATERIALS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by the Company with the Securities and Exchange Commission (when available) at the Securities and Exchange Commission’s website at http://www.sec.gov or at the Company’s website at http://www.amdpi.com. The proxy statement and other relevant materials (when available) may also be obtained for free from the Company by directing a request to American Dental Partners, Inc., 401 Edgewater Place, Suite 430, Wakefield, Massachusetts 01880, telephone (781) 224-0880. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Participants in Solicitation:

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed Merger. Information concerning the interests of the Company’s participants in the solicitation is, and will be, set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously or in the future filed with the Securities and Exchange Commission, and in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s website at http://www.sec.gov and from the Company at http://www.amdpi.com, or by directing a request to American Dental Partners, Inc., 401 Edgewater Place, Suite 430, Wakefield, Massachusetts 01880, telephone (781) 224-0880.